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INTERNATIONAL GAME TECHNOLOGY
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Quotations of Ms. Patti S. Hart, CEO of International Game Technology, were included in articles by Mr. Christopher Palmeri on Bloomberg on January 7, 2013 and by Mr. Howard Stutz in the Las Vegas Review-Journal on January 13, 2013.

Excerpts containing such quotations as published by these news organizations are set forth below.

Excerpts from the Las Vegas Review-Journal Article

In an interview Sunday evening, Hart, who has been IGT’s CEO since April 2009, said she had to “deal with the repercussions” of the decisions and a direction taken by the company’s previous management that caused IGT to lose more than $6.6 billion of market capitalization, a 70 percent decline between 2004 and 2009.

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“My assignment was to come in and make the company efficient and get the company fixed,” Hart said. “You don’t always make friends that way.”

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Hart said Ader’s presentation contained “a number of graphs and charts” but lacked substance.

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“There was not really a plan to address the structural issues within the industry,” Hart said. “They didn’t have a plan, just a lot of criticism.”

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“That was not an easy decision, but since 2009 we have prudently allocated capital to drive growth and return capital to shareholders,” Hart said.

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“The gaming industry is different than it was in 2008,” Hart said. “My CEO counterparts in the industry are saying the same thing. There are different headwinds and tailwinds.”

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Hart said IGT wrote off “just $15 million” in conjunction with Entraction.

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“Not every investment pays off. Not every box (slot machine) is successful,” Hart said. “That’s what happens in business.”

Excerpts from the Bloomberg Article

IGT’s share price has been impacted by “economic headwinds that have not helped us,” Chief Executive Officer Patti Hart said today in a telephone interview. The company is in a “show me state” as [a] result of its acquisition last year of social gaming business Double Down Interactive LLC for as much as $500 million.

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“We’re not happy with the stock price either,” she said. “I think the stock price since I joined the company is up significantly.”

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“Mathewson has become less supportive of the company, driven by our continued work to extract him from the business,” Hart said.